  Exhibit 10.7
TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Agreement”), dated as of November 1, 2019 (the “Effective Date”), is made by and between Aytu Bioscience, Inc., a Delaware corporation (“Buyer”) and Cerecor, Inc., a Delaware corporation (“Seller”). All capitalized terms used herein (or in any schedule) but not defined herein have the meanings given to them in the Purchase Agreement (defined below).

Recitals

A. Buyer and Seller are parties to an Asset Purchase Agreement, dated as of October 10, 2019, (the “Purchase Agreement”), under which Buyer agreed to purchase from Seller certain assets of Seller used in the operation of the Business.

B. In connection with the Purchase Agreement and transactions contemplated thereby, and for purposes of easing the transition of the Business to Buyer and minimizing interruptions to the continuing operations of Seller, the parties have agreed to enter into this Agreement for the purpose of providing certain transition services to each other.

Agreement

In consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree:

1. Transition Services.

(a) Applicable Transition Services. Upon the terms and subject to the conditions contained herein and in the Schedules hereto, Seller shall provide, or cause its Affiliates to provide, to Buyer the services described on Schedule A-1 and Schedule A-3 (together with the services described in the other provisions of this Agreement that Seller is obligated to provide to Buyer, collectively, the “Seller-Provided Services”) and Buyer shall provide, or cause its Affiliates to provide, to Seller the services described on Schedule A-2 and Schedule A-3 (together with the services described in the other provisions of this Agreement that Buyer is obligated to provide to Seller collectively, “Buyer-Provided Services,” and together with the Seller-Provided Services, the “Transition Services,” it being understood that the services described on Schedule A-3 are mutual services that each party will provide to the other). The parties agree to negotiate in good faith the provision of any additional related services reasonably requested by Buyer to be provided by Seller, or by Seller to be provided by Buyer, including any applicable pricing. Any such additional services so provided by Seller or Buyer, as applicable, shall constitute Transition Services under this Agreement and be subject to this Agreement as if fully set forth on Schedule A-1, Schedule A-2, or Schedule A-3, as applicable, beginning as of the commencement of such additional services. During the first three (3) months following Closing, Buyer will provide the Transition Services free of charge. Thereafter, Seller will pay Buyer for any continuing Buyer-Provided Services related to the continued commercialization of the Excluded Products at the rate specified in Schedule A-2. The Transition Services provided by Sellers will be free of charge throughout the term of this agreement.

(b) Non-Assignable Assets. In connection with the Transition Services, the parties agree that Buyer and Seller shall use, each at its own cost and expense, commercially reasonable efforts to enter into such arrangements (such as subleasing, sublicensing or subcontracting) to provide to the parties the economic and, to the extent permitted under applicable law, operational equivalent of the transfer to Buyer of those Purchased Assets and Assumed Liabilities that cannot be transferred to Buyer following the Closing, each as described on Schedule B hereto (collectively, the “Non-Assignable Assets”). To the extent permitted under applicable Law, Seller shall hold for the benefit of Buyer, and pay to Buyer promptly upon receipt thereof, such Purchased Assets and all income, proceeds and other monies received by Seller to the extent related to such Purchased Assets for the post-Closing period in connection with the arrangements under this Agreement. Notwithstanding anything herein to the contrary, the provisions of this Section 1(b) shall not apply to any consent or approval required under any antitrust, competition or trade regulation law.

(c) Excluded Assets. In connection with the Transition Services, the parties agree that Buyer and Seller shall use, each at its own cost and expense, commercially reasonable efforts to enter into such arrangements (such as subleasing, sublicensing or subcontracting) to provide to the parties the economic and operational equivalent of the retention of the Excluded Assets and Excluded Liabilities by Seller. To the extent permitted by applicable Law, Buyer shall hold for the benefit of Seller, and pay to Seller promptly upon receipt thereof, such Excluded Assets and all income, proceeds, and other monies received by Buyer to the extent related to such Excluded Assets for the post-Closing period in connection with the arrangements under this Agreement.

(d) Subcontracting of Transition Services. Each party agrees that Seller may, without Buyer’s consent, provide any or all of such Seller-Provided Services, in whole or in part, directly or through one or more of Seller’s Affiliates or third-party subcontractors. Seller shall in all cases retain responsibility for any Seller-Provided Services to be performed by any subcontractor or any of its Affiliates. Each party agrees that Buyer may, without Seller’s consent, provide any or all of such Buyer-Provided Services, in whole or in part, directly or through one or more of Buyer’s Affiliates or third-party subcontractors. Buyer shall in all cases retain responsibility for any Buyer-Provided Services to be performed by any subcontractor or any of its Affiliates.

(e) Standards for Transition Services. Except as otherwise set forth on Schedule A-1, Seller shall provide the Seller-Provided Services to Buyer in a commercially reasonable manner reasonably consistent with how such Seller-Provided Services were performed in the ordinary course by Seller or its Affiliates regarding the Business prior to the Closing Date. Except as otherwise set forth on Schedule A-2, Buyer shall provide the Buyer-Provided Services to Seller in a commercially reasonable manner as if Buyer were performing the services for its own benefit.

(f) No Representations or Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE TRANSITION SERVICES AND HEREBY DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE PARTIES SHALL HAVE NO LIABILITY IN RELATION TO THE TRANSITION SERVICES (EXCEPT IN THE CASE OF ANY BREACH OF CONFIDENTIALITY) FOR ANY PUNITIVE, EXEMPLARY, OR INCIDENTAL DAMAGES EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(g) Key Contacts. During the term of this Agreement (including any extensions thereof), the parties shall each appoint primary and secondary contacts for purposes of coordinating the provision of Transition Services under this Agreement. Each party shall provide the other party with the name and contact information of a senior level employee who will serve as the primary point of contact for such party regarding Transition Services (referred to herein as the “Primary Employee” of Seller or Buyer, respectively), and another senior level employee to serve as a secondary point of contact for such party regarding Transition Services and an alternative point of contact if the Primary Employee is unavailable (referred to herein as the “Secondary Employee” of Seller or Buyer, respectively).

(h) Cooperation. The parties will cooperate, and will cause their respective Affiliates, officers, employees, agents, and representatives to cooperate, to provide such information, and to take such actions in good faith and as may be reasonably required to assist each other to implement or give effect to this Agreement.

(i) No Assignment of Property or Rights. This Agreement shall not constitute an assignment, sale or transfer of any technology, third-party agreements, intellectual property, licensed rights, or other property of Seller, Buyer or any of their respective Affiliates.

(j) Additional Services. Notwithstanding anything to the contrary herein, this Agreement does not apply to the services that are expressly agreed to be provided by, or the other obligations of, a particular party (or any of its subsidiaries) pursuant to the Purchase Agreement or any commercial agreement.

2. Access.

(a) To enable the provision or obtain the benefit of the Transition Services, during the Term each party will provide to the other party, their Affiliates, employees and any third-party service providers or subcontractors that perform the Transition Services, upon reasonable advance notice and at reasonable business hours, with access to the facilities of such party, in all cases to the extent necessary for the parties to fulfill their obligations under this Agreement. When on the property of a party or when given access to any equipment or files owned or controlled by such party, the other party shall conform to (and its access shall be subject to) the policies and procedures of such party concerning health, safety and security made known to the other party in advance and such other party shall cause its Affiliates, employees, and third-party subcontractors to do likewise.

(b) During the Term, Seller shall provide Buyer with reasonable access (which shall not unreasonably interfere with the business of Seller), upon reasonable written notice and during normal business hours, to the management and other personnel of Seller for the purpose of (i) discussing all reasonable inquiries regarding the Purchased Assets or the Business and (ii) providing such other assistance as Buyer may reasonably request related to the sale, conveyance, delivery, transfer and assignment of the Purchased Assets

3. Grant of License.

(a)            Seller hereby grants (on behalf of itself and its relevant Affiliates) to Buyer a limited, royalty-free, world-wide, fully paid-up, non-exclusive, sublicensable right and license to use, display, and reproduce the marks “Avadel®”, “Zylera™”, “Zylera Pharmaceuticals®” and “Cerecor®” (in each case, in word and/or logo form) (the “Trademarks”), if needed in connection with the conduct of the Business by Buyer for the period beginning on the Closing Date and ending on the date that is the later of 180 days following the Closing Date or the expiration of any currently labeled product. Buyer shall use commercially reasonable efforts to develop its own marketing, promotional and sales materials for the Purchased Assets as soon as reasonably possible following the Closing Date. Buyer may use, display, and reproduce the Trademarks for other purposes if Buyer submits a written consent to Seller and Seller consents to the additional use (which consent Seller may not withhold unreasonably).

(b) Buyer agrees that: (i) Seller retains full ownership of the Trademarks and the goodwill associated with the Trademarks; and (ii) Buyer shall acquire no rights in the Trademarks other than those rights expressly granted pursuant to and during the term of this Agreement. In connection with its use of the Trademarks as authorized herein, Buyer will use commercially reasonable efforts to comply with any applicable written trademark usage guidelines of which Seller has notified Buyer, and to assure that the quality of Products commercialized by Buyer under the Trademarks will be materially consistent with the quality of such Products as commercialized by Seller prior to the Closing.

(c) Buyer agrees to keep accurate information concerning transactions relating to the use of the Trademarks. Seller and its authorized representatives shall have the right to examine and copy such information upon at least ten days’ prior written notice.

(d) THE TRADEMARKS ARE LICENSED AS IS. SELLER MAKES NO WARRANTIES REGARDING THE TRADEMARKS, EXPRESS OR IMPLIED, ARISING BY STATUTE OR OTHERWISE IN LAW, OR FROM A COURSE OF DEALING, OR USAGE OF TRADE INCLUDING, BUT NOT LIMITED TO, THE WARRANTY OF TITLE, THE IMPLIED WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. SELLER SHALL NOT HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SAVINGS, OR FOR CONSEQUENTIAL, EXEMPLARY, OR INCIDENTAL DAMAGES RELATED TO THE LICENSE OF THE TRADEMARKS HEREUNDER EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(e) It is the parties’ understanding and belief that following the Closing, Seller and its Affiliates do not own or Control any Intellectual Property Rights, other than the Trademarks, that would necessarily be infringed by, or that are otherwise reasonably necessary for, Buyer’s conduct of the Business (such Intellectual Property Rights, “Necessary IP”). Notwithstanding the foregoing, and without implying any limitation in the scope or content of the Purchased Assets, in the event and to the extent that any Necessary IP is discovered to be owned or Controlled by Seller or its Affiliates after Closing, upon Seller’s written consent (which consent will not be unreasonably withheld), Seller will grant (on behalf of itself and its Affiliates) to Buyer a limited, royalty-free, world-wide, fully paid-up, non-exclusive, sublicensable right and license to use, practice, and exploit such Necessary Retained IP solely in connection with Buyer’s conduct of the Business for a term to be reasonably determined by Seller.

4. Force Majeure.

(a) A party shall not be deemed to have breached this Agreement for any failure of performance attributable to acts, events or causes beyond such party’s control to the extent that they prevent or delay in whole or in part performance by such party, including war, riot, rebellion, terrorism, civil disturbances, power failures, failure of telephone lines and equipment, flood, storm, fire, earthquake, or other acts of God or conditions or events of nature (“Force Majeure Events”). The obligations of each party under this Agreement regarding any Transition Services shall be suspended during the period and to the extent that a party is prevented or hindered from providing such Transition Service, or a party is prevented or hindered from receiving such Transition Service, due to a Force Majeure Event.

(b) Buyer may, by written notice to Seller, terminate any Seller-Provided Services (in addition and without prejudice to its rights to terminate this Agreement in accordance with Section 5 or Section 9) and perform such Seller-Provided Services internally or engage one or more third parties to provide such Seller-Provided Services during the occurrence of a Force Majeure Event if after five (5) days (or a shorter period if a lack of Seller-Provided Services beyond such shorter period could substantially impair Buyer’s operations or interests) Seller remains unable to perform such Seller-Provided Services due to the Force Majeure Event. Each party shall reasonably cooperate with the other party and any third parties designated by Buyer to provide such replacement Seller-Provided Services; provided, that the other provisions of this Agreement shall remain in full force and effect.

(c) Seller may, by written notice to Buyer, terminate any Buyer-Provided Services (in addition and without prejudice to its rights to terminate this Agreement in accordance with Section 5 or Section 9) and perform such Buyer-Provided Services internally or engage one or more third parties to provide such Buyer-Provided Services during the occurrence of a Force Majeure Event if after five (5) days (or a shorter period if a lack of Buyer-Provided Services beyond such shorter period could substantially impair Seller’s operations or interests) Buyer remains unable to perform such Buyer-Provided Services due to the Force Majeure Event. Each party shall reasonably cooperate with the other party and any third parties designated by Seller to provide such replacement Buyer-Provided Services; provided, that the other provisions of this Agreement shall remain in full force and effect.

5. Events of Default. A party will be in default only if (a) such party commits a breach of any term or condition of this Agreement and such party receives written notice thereof from the other party; (b) there is a filing of an involuntary case for the entry of relief against such party under any bankruptcy, insolvency or similar Law for the relief of debtors and such case remains undismissed for ninety (90) days or more; (c) a trustee or receiver is appointed for such party or its assets or any substantial part thereof; or (d) such party files a voluntary petition under any bankruptcy, insolvency or similar Law for the relief of debtors. Upon a default by a party, the other party may terminate this Agreement by written notice and/or pursue any and all remedies available to it under applicable Law based on such default. Either party’s failure to send a notice of default or to pursue legal remedies available to it shall not constitute or be construed as a waiver or acquiescence, and each party expressly reserves the right to subsequently pursue such remedies for the same or any other default, either of the same or different character. Notwithstanding the foregoing, if a default occurs, prior to any party terminating this Agreement and/or pursuing any and all remedies available to it under applicable Law, the defaulting party shall have fifteen (15) days after giving written notice of such default by the non-defaulting party to cure such default.

6. Mutual Confidentiality Covenants.

(a) Subject to the exceptions set forth below in this Section 6(a), and further subject to the provisions of Section 6(c), each party shall not, and each party shall ensure that such party’s Affiliates do not, disclose, directly or indirectly, nor use for any purpose other than the provision or receipt of Transition Services, any documents, work papers or other materials of a confidential or proprietary nature (“Confidential Information”) related to the other party or any of its Affiliates and shall have all such Confidential Information kept confidential in accordance with its past practices; provided, however, that such party may disclose or use any such Confidential Information (a) that was in the public domain at the time of its disclosure by the other party or thereafter becomes part of the public domain by publication or otherwise subsequent to the time of disclosure by the other party under this Agreement, (b) that is independently developed by the receiving party without use of the other party’s Confidential Information, (c) that the other Party has approved for unrestricted disclosure in writing, (d) that is furnished to the receiving party by a third party having the authority to disclose such Confidential Information and, to the knowledge of the receiving party, the disclosure of such Confidential Information by the third party to the receiving party is not subject to a confidentiality obligation, or (e) that is required to be included in any filings made with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (which, for the avoidance of doubt, shall include filing a copy of this Agreement with the Commission, redacted to protect sensitive information to the extent requested by either party and allowed by the Commission). Notwithstanding the foregoing, if a party or its Affiliates becomes legally compelled to disclose any such Confidential Information by any Governmental Entity or if such party or any of its Affiliates is required to disclose in order to avoid violating any Law, such party or its Affiliates may disclose such Confidential Information but only after, if applicable or relevant, it has used commercially reasonable efforts to afford the other party, at such other party’s sole cost and expense, the opportunity to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the Confidential Information required to be disclosed; provided, however, that such party may only disclose such Confidential Information to the extent necessary to comply with applicable Law or regulation, or to enforce its obligations under this Agreement.

(b) Upon the expiration of the applicable Term (as defined below), upon the disclosing party’s request, the receiving party shall promptly either return, destroy or erase (including expunging all Confidential Information from any computer, server or other device containing such information) all Confidential Information (including all copies, reproductions, summaries, analyses or extracts thereof or based thereon) in the possession or control of the receiving party or any of its representatives (and, in the case of destruction or erasure, provide to the disclosing party a certificate addressed to the disclosing party confirming such destruction or erasure). Notwithstanding any such return, destruction or erasure of the Confidential Information, the receiving part and its representatives (a) may retain the Confidential Information to comply with applicable law or bona fide internal record-keeping policies and (b) shall not be required to erase or expunge any Confidential Information residing on the receiving party’s automatic electronic backup or archival systems to the extent impracticable; provided, that the receiving party and its representatives shall continue to be bound by the obligations of confidentiality and use hereunder until the sooner of the time such Confidential Information is returned or destroyed in accordance herewith or the two year anniversary of the expiration of the applicable Term.

(c) The foregoing provisions of this Section 6 will not be construed as creating exceptions to, or otherwise limiting or diminishing, the obligations and restrictions imposed upon Seller under Section 5.1 of the Purchase Agreement in relation to Confidential Information as defined therein, nor as imposing any obligations or restrictions upon Buyer, or limiting or diminishing Buyer’s rights, in relation to Confidential Information as defined in Section 5.1 of the Purchase Agreement. For clarity, however, Buyer hereby consents to Seller’s use of relevant Confidential Information as defined in Section 5.1 of the Purchase Agreement during the applicable Term for the purposes of providing the Seller-Provided Services and receiving the Buyer-Provided Services in accordance with this Agreement.

7. Indemnification. Each party agrees to indemnify, defend and hold the other party and its officers, directors, agents, Affiliates, and their respective successors and permitted assigns, harmless from and in respect of any and all actual losses, damages, costs and reasonable expenses (including, without limitation, reasonable legal expenses) (individually a “Loss” and collectively, “Losses”) that they may incur arising out of or due to the breach of any covenant, undertaking or other agreement of the indemnifying party contained in this Agreement, or fraud or willful misconduct of the indemnifying party, except that the parties shall have no liability in relation to the Transition Services (except in the case of any breach of confidentiality) for any punitive, exemplary, or incidental damages or Losses even if they have been advised of the possibility of such damages or Losses.

8.            Books and Records.

(a)     Each party shall keep accurate and complete books and records relating to the Transition Services in compliance with applicable Law and, subject to Section 8(e) of this Agreement, such party’s record management practices. Following the termination of this Agreement, each party shall keep accurate and complete books and records relating to the Transition Services in compliance with applicable Law and, subject to Section 8(e) of this Agreement, such party’s record management practices.

(b) Following the Effective Date, each party shall afford, and will cause its Affiliates to afford, to the other party and any of its Affiliates, counsel, accountants or designated representatives, at such other party’s expense, during normal business hours, the right to examine and make copies of the books and records relating to the Transition Services for such period as this Agreement is in effect or for as long thereafter as required by applicable Law or any rights or obligations of any party survives or to the extent that such access may be required by the requesting party in connection with (i) the preparation of financial statements, (ii) responding to regulatory inquiries or other regulatory purposes, (iii) the preparation of tax returns or in connection with any audit, amended return, claim for refund or any proceeding with respect thereto, (iv) the investigation, arbitration, litigation and final disposition of any claims that may have been or may be made against the party (or its Affiliates), as the case may be, in connection with the party’s business or which such party (or its Affiliates), as the case may be, may make with respect to the Transition Services, (v) compliance with the party’s respective obligations under this Agreement, and (vi) as the parties otherwise mutually agree. Notwithstanding anything to the contrary in the this Agreement, neither party will be required to provide access to any information that is protected by attorney-client privilege, attorney work product, or similar theories of confidentiality.

(c) If and to the extent required by Section 1395(x)(v)(1)(I) of Title 42 of the United States Code, until the expiration of four (4) years after the furnishing of Transition Services under this Agreement, each party shall make available to the Secretary of the U.S. Department of Health and Human Services, the U.S. Comptroller General, or any of their duly authorized representatives, upon written request, a copy of this Agreement and such books, documents and records as are necessary to verify the nature and extent of the costs incurred by a party with respect to such Transition Services for which payment may be made under Title XVIII or XIX of the United States Social Security Act.

(d) If any party carries out any of the duties of this Agreement through a subcontract, with a value or cost of ten thousand dollars ($10,000) or more over twelve (12) months with a related organization, such subcontract shall contain a clause to the effect that until the expiration of four (4) years after the furnishing of such Transition Services pursuant to such subcontract, the related organization shall make available, upon written request by the Secretary of the U.S. Department of Health and Human Services or the Comptroller General of the United States, or any their duly authorized representatives, the subcontract and books, documents and records of such organization that are necessary to verify the nature and extent of the cost of Transition Services provided pursuant to such subcontract.

(e) Each party will not, and will cause its Affiliates to not, dispose of, alter or destroy any such books and records relating to the Transition Services except in accordance with each party’s respective record retention policies or as otherwise provided in the Purchase Agreement.

9. Term and Termination.

(a) Term. Except as otherwise stated in Schedule A-1, Schedule A-2, or Schedule A-3 for any particular Transition Services (including the 18-month term in respect of the Buyer-Provided Services related to the commercialization of Millipred), the initial term of this Agreement shall commence on the Effective Date and end on the first anniversary thereof, unless earlier terminated in accordance with Section 5 above or Section 9(b) below; provided, however, that if either party wishes to extend the initial term for which it will receive any of the Transition Services hereunder beyond the initial term (as stated above or, where applicable, as specified in Schedule A-1, Schedule A-2, or Schedule A-3 for the particular Transition Services), the parties shall, upon such party’s request, enter into good faith negotiations at least three (3) months prior to the termination of the initial term, which initial term may then be extended upon mutual agreement for such Transition Services for an additional period not to exceed twelve (12) months from the scheduled initial expiration of the initial term for such Transition Services (the foregoing time periods, as the case may be, including any applicable extension, referred to herein as the applicable “Term”).

(b) Termination of Seller-Provided Services. Any particular Seller-Provided Service may be terminated by Buyer when it determines such Seller-Provided Service is no longer needed; provided, that except as otherwise provided in Schedule A-1, Buyer shall give Seller at least fifteen (15) days’ prior written notice specifying the date that such termination is to be effective (or such shorter notice as may be agreed upon by Buyer and Seller). Notwithstanding the foregoing, no prior notice period is required to terminate any Seller-Provided Service for which the transition of such Seller-Provided Service has been completed (that is, where Seller has ceased providing such Seller-Provided Services in accordance with Buyer’s confirmation that they are no longer needed or are being performed by Buyer or a third party that it has engaged directly), which termination shall be effective immediately upon receipt of such notice by Buyer.

(c) Termination of Buyer-Provided Services. Any particular Buyer-Provided Service may be terminated by Seller when it determines such Buyer-Provided Service is no longer needed; provided, that except as otherwise provided in Schedule A-2, Seller shall give Buyer at least fifteen (15) days’ prior written notice specifying the date that such termination is to be effective (or such shorter notice as may be agreed upon by Buyer and Seller). Notwithstanding the foregoing, no prior notice period is required to terminate any Buyer-Provided Service for which the transition of such Buyer-Provided Service has been completed (that is, where Buyer has ceased providing such Buyer-Provided Services in accordance with Seller’s confirmation that they are no longer needed or are being performed by Seller or a third party that it has engaged directly), which termination shall be effective immediately upon receipt of such notice by Seller.

10. Amendments and Waiver. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by written agreement signed by each party. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Any agreement by a party to any extension or waiver of any provision of this Agreement will be valid only if set forth in an instrument in writing signed by each party. A waiver by a party of the performance of any provision hereof will not be construed as a waiver of any other provision. THE PROVISIONS OF THIS AGREEMENT SHALL IN NO WAY MODIFY OR AMEND, OR BE CONSTRUED TO MODIFY OR AMEND, ANY TERMS OR CONDITIONS OF THE PURCHASE AGREEMENT.

11. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement to any party hereunder shall be in writing and shall be deemed duly given upon (a) personal delivery, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) five (5) Business Days after the date mailed in the United States by certified or registered mail, return receipt requested, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by notice given hereunder):

(i)
if to Buyer, to:

Aytu Bioscience, Inc.
373 Inverness Parkway, Suite 206
Englewood, CO 80112
Email: dgreen@aytubio.com
Attention: David Green, Chief Financial Officer
with a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP
111 S. Main St., Suite 2100
Salt Lake City, UT 84111
Email: taylor.nolan@dorsey.com
Attention: Nolan Taylor

(ii)
if to Seller, to:

Cerecor, Inc.
540 Gaither Road, Suite 400
Rockville, MD 20850
Email: jmiller@cerecor.com
Attention: Joseph Miller, Chief Financial Officer

with a copy (which shall not constitute notice) to:

Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, NC 27607
Email: dreynolds@wyrick.com; dcreekman@wyrick.com
Attention: Don Reynolds and David Creekman

or to such other representative or at such other address as such party may furnish to the other parties in writing.

12. Interpretation. When a reference is made in this Agreement to a Section or Schedule such reference shall be to a Section or Schedule of this Agreement unless otherwise indicated. The headings contained in this Agreement or in any Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed, shall be deemed to be an original and all of which together will be deemed to be one and the same instrument binding upon each of the parties hereto notwithstanding the fact that each party is not signatory to the original or the same counterpart. For purposes of this Agreement, facsimile signatures and electronically delivered signatures shall be deemed originals.

14. Entire Agreement. This Agreement (including the Schedules) constitutes the entire agreement regarding Transition Services, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof; provided, however, that this Agreement shall not supersede, modify or amend the Purchase Agreement in any respect.

15. Severability. If any term or other provision of this Agreement is finally adjudicated by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

17. Enforcement.

(a) Each Party irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery or in the event (but only in the event) that such court does not have subject matter jurisdiction, in any federal court within the State of Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement. Each Party agrees to commence any such action, suit or proceeding either in the Delaware Court of Chancery or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in any federal court within the State of Delaware. Each Party further agrees that service of any process, summons, notice or document by the U.S. registered mail to such Party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction in this Section 17. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in (x) the Delaware Court of Chancery, and (y) any federal court within the State of Delaware, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(b) EACH PARTY WAIVES ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY. Each Party (i) certifies that no representative, agent or attorney of the other Party has represented, expressly or otherwise, that such Party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other Party has been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 17(b).

18. Assignment. Neither this Agreement, nor any rights hereunder, may be assigned by any party (in whole or in part) without the prior written consent of the other party hereto, except that Seller may assign its rights to receive the Buyer-Provided Services to a third-party purchaser of Seller’s rights and assets in respect of Millipred upon Buyer’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided that any such assignment shall not result in a significant increase in the service levels provided hereunder as compared to historical levels (i.e., that service levels do not significantly change as a result of such third-party purchase).

19. No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns, and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such successors and assigns, any legal or equitable rights hereunder.

20. Independent Contractor. For all purposes hereof, except as explicitly set forth herein, or as necessary to provide the Transition Services, each party shall at all times solely act as an independent contractor and Seller, on the one hand, and Buyer, on the other hand, shall not be deemed an agent, lawyer, employee, representative, joint venture or fiduciary of one another, nor shall this Agreement or the Transition Services or any activity or any transaction contemplated hereby, or any commission or omission by any party, be deemed to create any partnership, joint venture, agency or employment between the parties or among their Affiliates.

21.     Dispute Resolution. The Primary Employee for each of Seller and Buyer shall work together in good faith to promptly and fully resolve any disputes arising out of or related to this Agreement or the relationship between the parties. Any dispute hereunder which cannot be resolved by the Primary Employee for each of Seller and Buyer within thirty (30) days may be escalated by either party and in its reasonable discretion, to an executive officer of each party empowered to resolve such matter, which executive officers shall meet and attempt in good faith to resolve such matter prior to pursuit of other remedies.

22. Survival. Sections 1(f), 3(e), 6 (as it relates to Confidential Information received during the Term), 7, 8, 11-21 and any schedule(s) thereto shall survive the termination of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the Effective Date.

CERECOR By: Name: Title:

AYTU BIOSCIENCE INC. By: Name: Title:

[Signature Page to Transition Service Agreement]

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